EXHIBIT 99.1

Forward-Looking Statements This presentation, including Corporate Collaborations, Product Development, and Financial Projections may contain forward-looking statements concerning, among other things, the Company's plans and objectives for future operations which are based on various factors and assumptions which are described in our reports and other filings with the Securities and Exchange Commission and available on our website. All such forward-looking statements are, by necessity, only estimates of future results and actual results may differ materially from these statements due to a number of factors, including: The timing of product introductions Product development timelines Regulatory approvals and government regulation Modifications to business strategy Changes or revisions to financial projections The company assumes no obligation to update these forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting such statements

First CDTTM Products Introduced Glucosamine/Chondroitin Glucosamine/Chondroitin/MSM Glucosamine complex Niacin Vitamin C Ester C(r) Novasoy (r) Daily(tm) Estimated CDT Net revenues/ Royalties: 2003 - $750,000 (First Year) 2004 - Goal: 3X growth (Second Year)

2003 Milestones ADM receives CDT NovaSoy(r) Daily(tm) for market introduction. Introduction of CDT Glucosamine/Chondroitin in Wal-Mart stores, Rite Aid, Trader Joe's and GNC corporate stores. More than 8,000 retail outlets to carry the product. Received first U.S. CDT royalties. Through Q3, shipped over 375,000 bottles equivalent to over 32 million CDT tablets.

2003 Milestones, cont. Commenced business development meetings with several of the top 10 pharmaceutical companies. Effected $5.3 million convertible note to strengthen the balance sheet. Executed first agreement with Fortune 100 Pharmaceutical company and initiated formulation feasibility study. New R&D and Administrative complex becomes operational. New US Patent issues, further expanding SCOLR's IP estate. SCOLR strengthens management team, board and adds additional resources to development group.

2003 Milestones, cont. Fortune 100 Pharmaceutical company "officially" accepts feasibility work for product with $1.0 billion market. Initiates discussions involving other compounds. Announced successful conversion of $5.3 million convertible notes. Strengthens pharmaceutical partnering initiative. Dr. Fassihi gave speaker presentation at the 2003 CRS annual meeting in Glasgow, Scotland. Major presence at the 2003 AAPS Annual Meeting, over 150 quality discussions with pharmaceutical company representatives. Full page CDT advertisements and numerous publications in relevant industry journals and trade magazines.

2004 Goals Divestiture of probiotics business to build drug delivery opportunities. Completed Year End 2003 Filing of additional patents and extensions. Listing on Major Stock Exchange. Amex: DDD. Effective February '04 Structure additional pharmaceutical agreements. (Including feasibility, licensing, royalty and milestone payments) Secure additional company financing. Expand and enhance presence as key/novel drug delivery company/resource.

2004 Goals, cont. Completion of In Vivo permeability studies on novel application of amino acid patent. Initiate human clinical trial to support regulatory filing. Expand R&D Resources and Capabilities. (Equipment and Personnel) Increase penetration of CDT in the natural products industry. Received orders for 3 additional new products, Q1 Introduction of Glucosamine combo product in up to 2400 GNC corporate stores nationwide, Q1/Q2 Initiate and expand internal product portfolio (Specialty Pharma Model).

SCOLR Financial Information Unaudited as of Sept. 30, 2003 Net Revenues $5,420,882 Cost Of Revenues <$3,654,610> Gross Profit $1,766,272 Operating Expenses <$2,972,781> Operating Loss <$1,206,509> Other Income (Expense) < $956,878> Net Loss <$2,143,904> Approx. Avg. monthly burn rate $240,000 Cash & Cash Equiv. (less accts. Payable) $2,456,214 Common Stock Outstanding 21,336,188 Common Stock Outstanding, as of 12/31/03 ~26,000,000 Common Stock Outstanding, as of 12/31/03 ~26,000,000